Earnings Results 2nd Quarter 2025 July 16, 2025 Exhibit 99.2

2 This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/ financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation. Forward-Looking Statements and Non-GAAP Financial Measures

3 Our Customers Linking our customers to the people, capital, and ideas that empower them in the moments that matter most in their lives. Our Communities M&T is a “bank for communities,” a true engine for local economic development and relationship-building. Our Colleagues We empower our employees to be the best versions of themselves through integrity and empathy. We are committed to Our Shareholders We deliver reliable results anchored by a strong balance sheet that protects and builds investor value across economic cycles. Together, We are M&T Bank

4 Key Awards and Accolades Received 13 “Best Bank” Awards across Small Business and Middle-Market Categories Small Business • Best Bank for Valuing Long-Term Relationships (U.S.) • Best Bank for Customer Service (U.S.) • Best Bank for Ease of Doing Business (U.S.) • Best Bank for Trust (U.S.) Middle Market • Best Bank for Valuing Long-Term Relationships (U.S.) • Best Bank for Satisfaction with RM (U.S.) • Best Bank for Trust (U.S.) Wilmington Trust Finalist: “Collateral Specialist” Wilmington Trust Finalist: “Emerald GEMS” Estate Planning, Thought Leadership

5 Financial Results

6 • Diluted EPS increased +28% QoQ and +14% YoY • Return on Assets rose +23 bps QoQ • Return on Common Equity increased +203 bps QoQ • Provision for Credit Losses declined -4% QoQ and -17% YoY • Efficiency Ratio(3) was 55.2% for 2Q25 Notable items ($ in millions, except per share) 2Q25 1Q25 2Q24 Amt(1) EPS Amt(1) EPS Amt(1) EPS Premium amortization for acquired securities(2) ($17) ($0.09) $— $— $— $— Gain on sale of out-of-footprint loan portfolio 15 0.07 — — — — Gain on sale of institutional services subsidiary 10 0.04 — — — — FDIC special assessment — — — — 5 0.02 Second Quarter 2025 Earnings Highlights GAAP ($ in millions, except per share) 2Q25 1Q25 2Q24 Revenues $2,396 $2,306 $2,302 Noninterest Expense 1,336 1,415 1,297 Provision for Credit Losses 125 130 150 Net Income 716 584 655 Diluted EPS 4.24 3.32 3.73 Return on Assets 1.37% 1.14% 1.24% Return on Common Equity 10.39 8.36 9.95 Net Interest Margin 3.62 3.66 3.59 Net Charge-offs % Avg Loans .32 .34 .41 Note: (1) Amounts presented before any related tax effect. (2) Taxable-equivalent net interest income impact was a decrease of $20 million (-4 bps impact to NIM). (3) See Appendix for reconciliation of GAAP with these non-GAAP measures.

7 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. Second Quarter 2025 Earnings Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 2Q25 1Q25 2Q24 Net Operating Income $724 $594 $665 Diluted Net Operating EPS 4.28 3.38 3.79 Efficiency Ratio 55.2% 60.5% 55.3% Net Operating ROTA 1.44 1.21 1.31 Net Operating ROTCE 15.54 12.53 15.27 Tangible Book Value per Share (2) $112.48 $111.13 $102.42 • Tangible Book Value per Share increased +1% QoQ and +10% YoY • Net Operating ROTA increased +23 bps QoQ and +13 bps YoY • Net Operating ROTCE increased +301 bps QoQ and +27 bps YoY • Diluted Net Operating EPS increased +27% QoQ and +13% YoY

Net Interest Income[1] & Net Interest Margin



$ IN MILLIONS
$1,731
$1,739
$1,740
$1,707
$1,722
3.59%
3.62%
3.58%
3.66%
3.62%
2Q24
3Q24
4Q24
1Q25
2Q25
Net Interest Income (Taxable-equivalent)(1)
Net Interest Margin

2Q25 Adjusted NIM is 3.66%[2]

QoQ Drivers

- Taxable-equivalent net interest income[1] increased **+$15 million** or **1% QoQ**
  - One additional day
  - Fixed asset repricing, including lower negative impact from interest rate swap agreements
  - Higher liability costs and lower net free fund balances
  - Alignment of amortization periods for certain municipal bonds obtained from the acquisition of People's United Financial, Inc.
- Net interest margin declined **-4 bps QoQ** to **3.62%**
  - Alignment of amortization periods for certain municipal bonds obtained from the acquisition of People's United Financial, Inc. (**-4 bps**)
  - Higher liability costs (**-5 bps**)
  - Lower contribution of net free funds (**-2 bps**)
  - Fixed asset repricing, including lower negative impact from interest rate swap agreements (**+7 bps**)

Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset. (2) See Appendix for reconciliation of this adjusted measure.

M&T Bank Corporation | 8

Balance Sheet – Overview

Average Balances, $ in billions, except per share	2Q25	1Q25	2Q24	Change 2Q25 vs 1Q25	Change 2Q25 vs 2Q24
Interest-bearing Deposits at Banks	$19.7	$19.7	$29.3	—%	-33%
Investment Securities	35.3	34.5	29.7	2	19
Commercial and Industrial ("C&I")	61.0	61.0	58.1	—	5
Commercial Real Estate ("CRE")	25.3	26.3	31.5	-4	-19
Residential Mortgage	23.7	23.2	23.0	2	3
Consumer	25.4	24.3	22.0	4	15
Total Loans	135.4	134.8	134.6	—	1
Earning Assets	190.5	189.1	193.7	1	-2
Deposits	163.4	161.2	163.5	1	—
Borrowings	14.3	14.2	16.5	1	-13
Common Shareholders' Equity	26.3	26.6	25.3	-1	4
As of Quarter End					
Common Shareholders' Equity per Share	$166.94	$163.62	$153.57	2%	9%
Tangible Equity per Common Share[1]	112.48	111.13	102.42	1	10
Tangible Common Equity / Tangible Assets[1]	8.67%	8.95%	8.55%	-28 bps	12 bps
Common Equity Tier 1 ("CET1") Capital Ratio	10.98%[2]	11.50	11.45	-52 bps	-47 bps

- Capital levels strong with CET1 capital ratio of **10.98%**[2]
- Repurchased **$1.1 billion**[3] of common shares in 2Q25

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) June 30, 2025 CET1 capital ratio is estimated. (3) Includes share repurchase excise tax.

M&T Bank Corporation 9

10 Balance Sheet – Average Loans QoQ Drivers Average loans increased +$563 million QoQ: • CRE loans declined -4% (-$926 million), reflecting higher payoffs and the sale of an out-of-footprint portfolio • Residential real estate loans increased +2% (+$508 million) • Consumer loans rose +4% (+$1 billion), reflecting higher average recreational finance and automobile loans $ IN B IL LI O N S $58.1 $59.8 $60.7 $61.0 $61.0 $31.5 $29.1 $27.9 $26.3 $25.3 $23.0 $23.0 $23.1 $23.2 $23.7 $22.0 $22.9 $24.0 $24.3 $25.4 $134.6 $134.8 $135.7 $134.8 $135.4 6.38% 6.38% 6.17% 6.06% 6.11% C&I CRE Residential Mortgage Consumer Total Loans Total Loan Yield 2Q24 3Q24 4Q24 1Q25 2Q25

11 Balance Sheet – Securities and Invested Cash Duration Pre-tax Unrealized Gain/(Loss) AFS ~2.6 years $82 million HTM ~5.3 years ($953 million) Total Debt Securities ~3.6 years ($871 million) $ IN B IL LI O N S Average Investment Securities and Yield $29.7 $31.0 $33.7 $34.5 $35.3 3.61% 3.70% 3.88% 4.00% 3.81% 2Q24 3Q24 4Q24 1Q25 2Q25 Interest- bearing deposits at banks 35% Other Securities 2% HTM Securities 24% AFS Securities 39% $54.9B TOTAL2Q25 Adjusted Yield is 4.03%(1) Securities and Invested Cash - at 6/30/25 Note: (1) See Appendix for reconciliation of this adjusted measure..

12 Balance Sheet – Average Deposits QoQ Drivers Average deposits increased +$2.2 billion or +1% QoQ: • Interest-bearing deposit cost increased +1 bp – Non-brokered interest-bearing deposit cost increased +3 bps – Brokered deposit cost decreased -6 bps • Average interest-bearing deposits rose +$2.5 billion or +2% • Average brokered deposits declined -$279 million or -3% $ IN B IL LI O N S $47.7 $46.2 $46.5 $45.4 $45.1 $96.0 $98.3 $102.1 $101.6 $104.0 $19.8 $17.0 $16.0 $14.2 $14.3 $163.5 $161.5 $164.6 $161.2 $163.4 Noninterest-bearing Deposits Savings and Interest-checking Deposits Time Deposits Total Deposits 2Q24 3Q24 4Q24 1Q25 2Q25 2Q24 3Q24 4Q24 1Q25 2Q25 Total deposit cost 2.06% 2.06% 1.90% 1.70% 1.72% Interest-bearing deposit cost 2.90% 2.88% 2.64% 2.37% 2.38%

13 $ IN M IL LI O N S $584 $606 $657 $611 $683 Noninterest Income 2Q24 3Q24 4Q24 1Q25 2Q25 Change 2Q25 vs $ in millions 2Q25 1Q25 2Q24   1Q25 2Q24 Mortgage Banking Revenues $130 $118 $106 11% 23% Service Charges on Deposits 137 133 127 4 8 Trust Income 182 177 170 3 7 Brokerage Services 31 32 30 -1 3 Non-hedge Derivatives / Trading 12 9 7 15 68 Securities Gain/(Loss) — — (8) — — Other Revenues from Operations 191 142 152 33 25 Noninterest Income $683 $611 $584   12% 17% Income Statement – Noninterest Income Noninterest income increased +$72 million or +12% QoQ: • Mortgage banking revenues increased +$12 million QoQ: – Increased residential mortgage loan servicing income • Trust income increased +$5 million QoQ reflecting seasonal tax service fees • Other revenues from operations increased +$49 million QoQ: – $15 million gain on the sale of an out-of-footprint commercial real estate loan portfolio – $10 million gain on the sale of a subsidiary that specialized in institutional services – Rise in merchant discount and credit card fees – Higher loan syndication fees in the recent quarter QoQ Drivers

Income Statement – Noninterest Expenses


$ IN MILLIONS
$1,297
$1,284
55.3%
Adjusted Efficiency 55.1%(1)
2Q24
$1,303
$1,291
55.0%
3Q24
$1,363
$1,350
56.8%
Adjusted Efficiency 55.3%(1)
4Q24
$1,415
$1,402
60.5%
1Q25
$1,336
$1,327
55.2%
Adjusted Efficiency 55.3%(1)
2Q25
Operating Noninterest Expense
Total Noninterest Expense
Intangible Amort & Merger-Related
Efficiency Ratio(1)

				Change 2Q25 vs	
$ in millions	**2Q25**	**1Q25**	**2Q24**	**1Q25**	**2Q24**
Salaries & Benefits[(2)]	$813	$887	$764	-8%	6%
Equip & Occupancy	130	132	125	-2	4
Outside Data Proc & SW	138	136	124	1	11
Professional & Other Services	86	84	91	4	-4
FDIC Assessments	22	23	37	-7	-41
Advert. & Marketing	25	22	27	14	-7
Other Costs of Operations	113	118	116	-5	-3
Operating Expense[(1)]	1,327	1,402	1,284	-5	3
Intangible Amortization	9	13	13	-27	-24
Total Noninterest Expense	**$1,336**	**$1,415**	**$1,297**	**-6%**	**3%**

QoQ Drivers

Noninterest expense decreased -$79 million, or -6% QoQ:

- Salaries and employee benefits expense declined **-$74 million QoQ**
  - Reflecting seasonally higher stock-based compensation and payroll related-taxes and other employee benefits expense in the first quarter of 2025
  - Partially offset by the full-quarter impact of annual merit increases awarded in the first quarter of 2025, an additional working day and increased staffing levels in the second quarter of 2025

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP and adjusted measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) Severance charges for 2Q25, 1Q25 and 2Q24 were $5 million, $4 million and $7 million, respectively.

M&T Bank Corporation 14

15 $ IN M IL LI O N S Nonaccrual Loans $2,024 $1,926 $1,690 $1,540 $1,573 1.50% 1.42% 1.25% 1.14% 1.16% Nonaccrual Loans ($) Nonaccrual Loans (%) 2Q24 3Q24 4Q24 1Q25 2Q25 $ IN M IL LI O N S Net Charge-offs $137 $120 $160 $114 $108 0.41% 0.35% 0.47% 0.34% 0.32% Net Charge-offs ($) Net Charge-off Ratio (%) 2Q24 3Q24 4Q24 1Q25 2Q25 Credit $ IN M IL LI O N S Allowance for Loan Losses $2,204 $2,204 $2,184 $2,200 $2,197 1.63% 1.62% 1.61% 1.63% 1.61% Allowance for Loan Losses ($) Allowance for Loan Losses (%) 2Q24 3Q24 4Q24 1Q25 2Q25 $ IN M IL LI O N S Provision for Credit Losses $150 $120 $140 $130 $105 $20 Provision for Loan Losses Provision for Unfunded Credit Commitments 2Q24 3Q24 4Q24 1Q25 2Q25

16 Criticized C&I and CRE Loans Criticized loans decreased -$1.0 billion QoQ: • C&I decreased -$226 million – Driven primarily by health services, motor vehicle and recreational finance dealers and transportation, communications, utilities • CRE decreased -$813 million – Permanent CRE -$349 million – Construction -$464 million • 96% of criticized accrual loans are current • 55% of criticized nonaccrual loans are current $ IN B IL LI O N S $12.1 $10.9 $9.9 $9.4 $8.4 13.5% 12.2% 11.2% 10.9% 9.7% Criticized Criticized % of C&I and CRE Loans 2Q24 3Q24 4Q24 1Q25 2Q25

Criticized C&I Loans

(Dollars in millions)	June 30, 2025 Outstanding	June 30, 2025 Criticized Accrual	June 30, 2025 Criticized Nonaccrual	June 30, 2025 Total Criticized	March 31, 2025 Outstanding	March 31, 2025 Criticized Accrual	March 31, 2025 Criticized Nonaccrual	March 31, 2025 Total Criticized
Commercial and industrial excluding owner-occupied real estate by industry:								
Financial and insurance	$12,138	$200	$26	$226	$11,234	$90	$33	$123
Services	7,646	295	99	394	7,400	313	106	419
Motor vehicle and recreational finance dealers	6,502	402	99	501	6,700	594	24	618
Manufacturing	6,189	376	88	464	6,040	371	104	475
Wholesale	4,246	305	78	383	4,045	324	29	353
Transportation, communications, utilities	3,807	186	65	251	3,579	275	71	346
Retail	3,079	123	16	139	3,134	116	18	134
Construction	2,275	188	64	252	2,126	175	32	207
Health services	1,879	59	32	91	1,877	178	34	212
Real estate investors	1,314	130	6	136	1,677	140	10	150
Other	1,377	105	33	138	1,723	105	39	144
Total commercial and industrial excluding owner-occupied real estate	$50,452	$2,369	$606	$2,975	$49,535	$2,681	$500	$3,181
Owner-occupied real estate by industry:								
Services	$2,402	$120	$36	$156	$2,358	$136	$27	$163
Motor vehicle and recreational finance dealers	2,239	105	18	123	2,219	102	6	108
Retail	1,808	58	18	76	1,698	64	18	82
Health services	1,313	118	65	183	1,280	138	62	200
Wholesale	951	103	3	106	916	78	4	82
Manufacturing	785	84	15	99	826	78	23	101
Real estate investors	630	26	9	35	682	35	8	43
Other	1,080	36	17	53	1,082	58	14	72
Total owner-occupied real estate	11,208	650	181	831	11,061	689	162	851
Total	$61,660	$3,019	$787	$3,806	$60,596	$3,370	$662	$4,032
Percent criticized - excluding owner-occupied real estate				5.9%				6.4%
Percent criticized - owner-occupied real estate				7.4%				7.7%
Percent criticized - total commercial and industrial				6.2%				6.7%

M&T Bank Corporation 17

18 Criticized CRE Loans June 30, 2025 March 31, 2025 (Dollars in millions) Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Permanent finance by property type: Apartments/Multifamily $6,082 $600 $73 $673 $5,593 $713 $94 $807 Retail/Service 4,435 745 81 826 4,548 713 87 800 Office 3,720 807 102 909 3,997 965 68 1,033 Industrial/Warehouse 2,098 138 11 149 1,898 133 13 146 Hotel 1,889 313 87 400 1,887 249 110 359 Health services 1,669 302 21 323 1,883 463 21 484 Other 262 30 1 31 290 30 1 31 Total permanent 20,155 2,935 376 3,311 20,096 3,266 394 3,660 Construction/Development 4,412 1,219 24 1,243 5,771 1,678 29 1,707 Total $24,567 $4,154 $400 $4,554 $25,867 $4,944 $423 $5,367 Percent criticized - total commercial real estate 18.5% 20.7%

19 CET1 11.45% 11.54% 11.68% 11.50% 10.98% 2Q24 3Q24 4Q24 1Q25 2Q25 TBVPS $102.42 $107.97 $109.36 $111.13 $112.48 2Q24 3Q24 4Q24 1Q25 2Q25 Capital • CET1 capital ratio decreased -52 bps to 10.98%(1) at the end of 2Q25 • Tangible book value per share increased +1% to $112.48 Note: (1) CET1 capital ratio at June 30, 2025 is estimated. (2) See Appendix for reconciliation of GAAP with this non-GAAP measure. (3) Based on the Federal Reserve Board's most recent supervisory stress tests released in June 2025. QoQ Drivers • Stress capital buffer to improve from 3.8% to an estimated 2.7% effective October 1, 2025(3) • AFS and pension-related AOCI would have impacted the CET1 capital ratio by +10 bps at the end of 2Q25 (1) (2)

2025 Outlook

		2025 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent*** ***Excluding notable items***	$7.0 billion to $7.15 billion	• NIM in the mid to high 3.60s
Income Statement	**Fee Income** ***Excluding notable items***	$2.5 billion to $2.6 billion	• High end of the range • Continued strength in trust and mortgage
Income Statement	**GAAP Expense** ***Includes intangible amortization***	$5.4 billion to $5.5 billion	• Continued focus on managing expense, while investing in enterprise priorities • Trending toward the low end of the range
Income Statement	**Net Charge-Offs** ***% of Average Loans***	Less than 40 basis points	• Reflects continued normalization in consumer and year over year improvement in commercial
Income Statement	**Tax Rate** **Taxable-equivalent**	~24.5%	
Average Balances	**Loans**	$135 billion to $137 billion	• Growth in C&I, consumer, and residential mortgage, declines in CRE
Average Balances	**Deposits**	$162 billion to $164 billion	• Focus on growing customer deposits at a reasonable cost
	CET1 Capital Ratio	10.75% to 11.00%	• Share repurchase flexibility

M&T Bank Corporation 20

Focused on Four Priorities 21 Build our New England and Long Island Markets Optimize our Resources through Simplification Make our Systems and Processes Resilient and Scalable Continue to Develop and Scale our Capability to Manage Risk We continue our mission to simplify M&T and make investments that will improve the experience of our customers and colleagues — and help us maintain our differentiated community bank approach

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Leading position in core markets

Strong Shareholder Returns

- 15-17% ROTCE[1]
- Robust dividend growth
- 8% TBV per share growth[2]

Source: FactSet, S&P Global, Company Filings.

Note: (1) ROTCE range comprises 5 years of the trailing 3-year ROTCE from 2019-2024, consistent with M&T's measurement of ROTCE for performance-based stock compensation. (2) TBV per share growth represents CAGR from 2019-2024.

M&T Bank Corporation 22

23 Appendix

24 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Appendix Note: (1) After any related tax effect. GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 2Q24 3Q24 4Q24 1Q25 2Q25 Net income Net income $655 $721 $681 $584 $716 Amortization of core deposits and other intangible assets (1) 10 10 10 10 8 Net operating income $665 $731 $691 $594 $724 Earnings per common share Diluted earnings per common share $3.73 $4.02 $3.86 $3.32 $4.24 Amortization of core deposits and other intangible assets (1) 0.06 0.06 0.06 0.06 0.04 Diluted net operating earnings per common share $3.79 $4.08 $3.92 $3.38 $4.28

25 Appendix GAAP to Net Operating (Non-GAAP) Reconciliation In millions 2Q24 3Q24 4Q24 1Q25 2Q25 Other expense Other expense $1,297 $1,303 $1,363 $1,415 $1,336 Amortization of core deposit and other intangible assets (13) (12) (13) (13) (9) Noninterest operating expense $1,284 $1,291 $1,350 $1,402 $1,327 Efficiency ratio Noninterest operating expense (numerator) $1,284 $1,291 $1,350 $1,402 $1,327 Taxable-equivalent net interest income $1,731 $1,739 $1,740 $1,707 $1,722 Other income 584 606 657 611 683 Less: Gain (loss) on bank investment securities (8) (2) 18 — — Denominator $2,323 $2,347 $2,379 $2,318 $2,405 Efficiency ratio 55.3% 55.0% 56.8% 60.5% 55.2%

26 Appendix In millions 2Q24 3Q24 4Q24 1Q25 2Q25 Average assets Average assets $211,981 $209,581 $211,853 $208,321 $210,261 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (126) (113) (100) (92) (89) Deferred taxes 30 28 29 27 26 Average tangible assets $203,420 $201,031 $203,317 $199,791 $201,733 Average common equity Average total equity $27,745 $28,725 $28,707 $28,998 $28,666 Preferred stock (2,405) (2,565) (2,394) (2,394) (2,394) Average common equity 25,340 26,160 26,313 26,604 26,272 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (126) (113) (100) (92) (89) Deferred taxes 30 28 29 27 26 Average tangible common equity $16,779 $17,610 $17,777 $18,074 $17,744 GAAP to Tangible (Non-GAAP) Reconciliation

27 Appendix In millions 6/30/2024 9/30/2024 12/31/2024 3/31/2025 6/30/2025 Total assets Total assets $208,855 $211,785 $208,105 $210,321 $211,584 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (119) (107) (94) (93) (84) Deferred taxes 31 30 28 26 25 Total tangible assets $200,302 $203,243 $199,574 $201,789 $203,060 Total common equity Total equity $28,424 $28,876 $29,027 $28,991 $28,525 Preferred stock (2,744) (2,394) (2,394) (2,394) (2,394) Common equity 25,680 26,482 26,633 26,597 26,131 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (119) (107) (94) (93) (84) Deferred taxes 31 30 28 26 25 Total tangible common equity $17,127 $17,940 $18,102 $18,065 $17,607 GAAP to Tangible (Non-GAAP) Reconciliation

28 Appendix Reconciliation of Adjusted Metrics In millions, except per share 2Q24 3Q24 4Q24 1Q25 2Q25 Taxable-equivalent net interest income - Adjusted Taxable-equivalent net interest income $1,722 Premium amortization for acquired securities 20 Taxable-equivalent net interest income - Adjusted $1,742 Net interest margin - Adjusted(1) Net interest margin 3.62% Premium amortization for acquired securities .04 Net interest margin - Adjusted 3.66% Yield on investment securities(2) 3.81% Premium amortization for acquired securities .22% Yield on investment securities - Adjusted 4.03 % Note: (1) Net interest margin is calculated on average earning assets of $190.5 billion in 2Q25. (2) Yields on investment securities are calculated on average investment securities of $35.3 billion in 2Q25.

Appendix

Reconciliation of Adjusted Metrics

In millions	2Q24	3Q24	4Q24	1Q25	2Q25
Other income - Adjusted					
Other income	$584		$657		$683
Gain on sale of out-of-footprint loan portfolio	—		—		(15)
Gain on sale of institutional services subsidiary	—		—		(10)
Other income - Adjusted	$584		$657		$658
Noninterest operating expense - Adjusted					
Noninterest operating expense	$1,284		$1,350		$1,327
Pension plan distribution benefit	—		12		—
Redemption of trust preferred obligations	—		(20)		—
Vacated facility write-downs	—		(27)		—
FDIC special assessment	(5)		—		—
Noninterest operating expense - Adjusted	$1,279		$1,315		$1,327
Efficiency ratio - Adjusted					
Noninterest operating expense (numerator) - Adjusted	$1,279		$1,315		$1,327
Taxable-equivalent net interest income - Adjusted	1,731		1,740		1,742
Other income - Adjusted	584		657		658
Less: Gain (loss) on bank investment securities	(8)		18		—
Denominator	$2,323		$2,379		$2,400
Efficiency ratio - Adjusted	55.1%		55.3%		55.3%

M&T is providing supplemental reporting of its results on a "Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although " Adjusted" income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

Note: Tables in appendices may not foot due to rounding.

M&T Bank Corporation 29